Exhibit 5.1

January 10, 2018

Trimble Inc.

935 Stewart Drive

Sunnyvale, California 94085

RE:	Trimble Inc.

Form S-8 Registration Statement

Ladies and Gentlemen:

We have acted as special counsel to Trimble Inc., a Delaware corporation (the “Company”), in connection with its filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933 (the “Act”) on the date hereof, relating to the registration by the Company of an aggregate of 12,000,000 shares (the “Plan Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), authorized for issuance pursuant to the Company’s Amended and Restated 2002 Stock Plan (the “Plan”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In rendering the opinions stated herein, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement to be filed with the Commission on the date hereof under the Act relating to the sale of the Plan Shares; (ii) a certificate, dated the date hereof, by James A. Kirkland, Senior Vice President and General Counsel of the Company (the “Officer’s Certificate”); (iii) a specimen certificate representing the Common Stock; (iv) the Certificate of Incorporation of the Company, as certified by the Secretary of

Trimble Inc.

January 10, 2018

State of the State of Delaware and the Officer’s Certificate; (v) the Bylaws of the Company, as certified by the Officer’s Certificate; (vi) the Plan; (vii) certain resolutions of the Board of Directors of the Company and signed meeting minutes of the 2017 Annual Meeting of the Stockholders of the Company reflecting the approval of the Plan, among other related matters, as certified by the Officer’s Certificate. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity and competency of all natural persons, the genuineness of all signatures, including endorsements, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including those in the Officer’s Certificate.

In rendering the opinions stated herein, we have also assumed that: (i) an appropriate account statement regarding the Plan Shares credited to the recipient’s account maintained with the Company’s transfer agent has been issued by the Company’s transfer agent; (ii) the issuance of the Plan Shares has been properly recorded in the books and records of the Company; (iii) each award agreement pursuant to which rights to acquire Plan Shares or other awards are granted pursuant to the Plan (collectively, the “Award Agreements”) will be consistent with the Plan and will be duly authorized, executed and delivered by the parties thereto and (iv) the consideration received by the Company for each of the Plan Shares delivered pursuant to the Plan shall not be less than the per share par value of the Plan Shares.

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

Trimble Inc.

January 10, 2018

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Plan Shares have been duly authorized for issuance by the Company and, when issued, delivered and paid for in accordance with the terms of the Plan and the applicable award agreement, the Plan Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

TJI